UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GENERATION ASIA I ACQUISITION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1588665
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Class A ordinary shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260431

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by Generation Asia I Acquisition Limited (the “Registrant”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Registrant’s Class A ordinary shares to The Nasdaq Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of the Registrant are Class A ordinary shares (the “Securities”). The description of the Securities set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-260431), originally filed with the SEC on October 22, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERATION ASIA I ACQUISITION LIMITED

By:	/s/ Roy Kuan
Name:	Roy Kuan
Title:	Chief Executive Officer

Date: March 28, 2024